Towerstream Corporation Announces Pricing of Public Offering of Common Stock

MIDDLETOWN, R.I., January 31, 2013 (GLOBE NEWSWIRE) — Towerstream Corporation (Nasdaq:TWER), a leading 4G and Small Cell Rooftop Tower company, today announced that it has priced an underwritten public offering of an aggregate of 10,000,000 shares of its Common Stock, at a price to the public of $3.00 per share. In addition, Towerstream has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 shares of common stock. The offering is expected to close on or about February 5, 2013, subject to customary closing conditions.

The net offering proceeds to Towerstream from this offering are expected to be approximately $27.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses, but excluding any exercise of the underwriters’ option to purchase additional shares.

Lazard Capital Markets LLC is acting as sole book-running manager for the offering, with Canaccord Genuity Inc. and D.A. Davidson & Co. acting as the co-managers for the offering.

Towerstream intends to use the net proceeds of this offering for general working capital for us and our Hetnets subsidiary, potential acquisitions, and expansion in existing and new markets.

A registration statement on Form S-3 relating to the common stock offered in this offering, together with the base prospectus and a preliminary prospectus supplement have been filed with Securities and Exchange Commission (the “SEC”). The above described offering is made only by means of a prospectus forming a part of the effective registration statement. A final prospectus supplement, relating to the offering will be filed with the SEC, and will form a part of the effective registration statement. When available, copies of the final prospectus supplement relating to these securities may be obtained by visiting the SEC’s website at www.sec.gov or from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Towerstream Corporation

Towerstream (TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in over 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Nashville, Las Vegas-Reno and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand a small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net

MEDIA CONTACT:

Todd Barrish
Indicate Media
646-396-6038
todd@indicatemedia.com